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                                    EXHIBIT 5


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                                                           O'DONNELL SWEENEY
                                                                  Solicitors
                                                        The Earlsfort Centre
                                                           Earslfort Terrace
                                                                    Dublin 2
                                                                     Ireland
                                                      Telephone: 01-664-4200
                                                            Fax: 01-664-4300
Trinity Biotech Plc
Bray Business Park
Bray
Co Wicklow
Ireland

31 January 2003

Re:      Form F-3 Registration Statement

Dear Sirs;

We are acting as Irish solicitors to Trinity Biotech Plc ("the Company") in connection with the Irish law aspects of:

1. The Registration Statement on Form F-3 ("the Registration Statement") under the United States Securities Act of 1933, as amended ("the Act") filed on the date hereof covering 4,133,333 Class "A" Ordinary Shares, in the Company ("the Shares").

2. We have examined the Registration Statement. In our examination we have assumed with your permission and without independent verification:

          (a) the genuiness of all signatures and the authenticity of all documents, instruments and certificates submitted to us as originals and the exact conformity with the authentic originals of all documents, instruments and certificates submitted to us as copies or forms or originals;

          (b) that each party to each document has all the requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations thereunder;

          (c) that any documents which purport to be governed by the law of any jurisdiction other than the law of Ireland are legal, valid and binding obligations on all of the parties thereto and under the applicable law and that none of the execution, delivery or performance of any document by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the law of Ireland;


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         (d)      that each party to each document, other than the Company, is duly organised validly existing and in good standing under the laws of its jurisdiction of a incorporation; and

         (e) that the execution and delivery by each party of each document and the performance by each party of its obligations under each document to which it is a party has been duly authorized by all necessary corporate and other actions.

                  As to various questions of fact relevant to this opinion, we have relied upon and assumed the accuracy of, without independent verification, certificates and oral or written statements or the information of or from public officials, officers or representatives of the Company and others.


         We have relied conclusively upon certified copies of the Memorandum and Articles of Association of the Company, as amended or restated, the Certificate of Incorporation of the Company, certificates of officers of the Company, the contents of the minutes book and other records of corporate proceedings of the Company, as to various factual matters. We have relied as to matters of fact, without independent verification, upon certificates of officers of the Company.

3. This opinion which shall be governed by and construed in accordance with the laws of Ireland, is given only with respect to Irish law that is in effect on the date of this opinion. We have not investigated the laws of any jurisdiction other than Ireland. We express no opinion as to tax law or international law. We have assumed that any applicable law (other than Irish law) does not affect this opinion.

4. We are qualified to practice law in Ireland and do not express any opinions in this letter concerning any laws other than the laws of Ireland to the extent necessary to render the opinions set forth herein. We are not opining on, and we assume no responsibility as to the applicability to or effect on any of the matters covered herein of the laws of any jurisdiction.

5. Based on and subject to the foregoing and in reliance thereof, in our opinion, the Shares issued in accordance with the terms of the Agreement and on payment of the consideration set out therein, the Registration Statement and in accordance with the Companies Acts, 1963 to 2001 of Ireland are validly issued, fully paid and non-assessable securities of the Company.

6. This opinion speaks solely as of its date and we undertake no obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations or individual decisions) that may occur or come to our attention after the date hereof.

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7.       This opinion letter is furnished at your request and is solely for your benefit and may not be used, circulated, quoted or referred to by you or by any other person or entity or for any other purpose without our express prior written consent.
8. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement .

Yours faithfully



/s/ O'Donnell Sweeney
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O'DONNELL SWEENEY








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